CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              VALLEY SYSTEMS, INC.


     Valley  Systems,  Inc., a corporation  organized and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"),

DOES HEREBY CERTIFY:

     1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the Article numbered FIRST in its entirety, and substituting in lieu thereof, the following new Article:

                    "FIRST:  The  name  of the  Corporation  is VSI  Liquidation
                    Corp."

      2. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law (i) by the Written Consent of Majority Stockholders dated December 11, 1998 and (ii) by the Unanimous Consent of the Board of Directors dated December 11, 1998.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and, such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct of his own knowledge this 20th day of January 1999.



                                     By:/s/ Ed Strickland
                                        __________________________________
                                            Ed Strickland, President